FOR IMMEDIATE RELEASE                                                        Exhibit 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tamara.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT AT THE CANACCORD ADAMS 26TH ANNUAL SUMMER SEMINAR CONFERENCE

MINNEAPOLIS - (August 7, 2006) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, today announced that Jim Raabe, Select Comfort senior vice president and chief financial officer, will be presenting at 3:30 p.m. Eastern Time on Wednesday, August 9, 2006, at the Canaccord Adams 26th Annual Summer Seminar. This year’s conference will be hosted at the Boston Marriott Long Wharf Hotel in Boston, Massachusetts. The company’s presentation will be immediately followed by a breakout question and answer session. A webcast of the presentation will be available live at: http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=SCSS&item_id=1351899. An archived version of the webcast will be available at this web address and in the investor relations section of the company’s website at: www.selectcomfort.com for 90 days following the presentation.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

(1) Top Bedding Specialists, Furniture Today, May 29, 2006.
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